                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: January 23, 2003

                      SALOMON SMITH BARNEY INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary


                      SALOMON BROTHERS HOLDING COMPANY INC



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary


                      SMITH BARNEY FUND MANAGEMENT LLC



                      By: /s/ Christina T. Sydor
                         --------------------------------------------
                         Name:   Christina T. Sydor
                         Title:  Secretary


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Joseph B. Wollard
                         --------------------------------------------
                         Name:   Joseph B. Wollard
                         Title:  Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:   Serena D. Moe
                         Title:  Assistant Secretary